EXHIBIT 4(a)
                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT
                      -------------------------------------

         THIS AGREEMENT is entered into this 1st day of April, 1999, by and between GUILFORD MILLS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY ("AST").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Company has entered into a Rights Agreement, dated August 23, 1990, as amended by an Appointment of Successor Rights Agent Agreement, dated January 28, 1994 (collectively, the "Rights Agreement"), pursuant to which Wachovia Bank of North Carolina, N.A. ("Wachovia") is serving as rights agent ("the Rights Agent"); and

         WHEREAS, the Company has removed, pursuant to Section 21 of the Rights Agreement, Wachovia as Rights Agent effective as of the close of business on March 31, 1999 and the Company desires to appoint AST as successor rights agent.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. As of April 1, 1999, the Company appoints AST as Rights Agent, as such term is defined in the Rights Agreement, to succeed Wachovia as Rights Agent and to act as Rights Agent for the Company and the holders of the Rights, as such term is defined in the Rights Agreement, in accordance with the terms and conditions of the Rights Agreement, and AST accepts such appointment.

         2. From and after April 1, 1999, (i) the term "Rights Agent" as used in the Rights Agreement shall mean AST and (ii) the address, set forth in Section 25 of the Rights Agreement, to which notices to the Rights Agent are to be sent is:

                                    American Stock Transfer & Trust Company
                                    40 Wall Street
                                    New York, NY   10005
                                    Attention:  Susan Silver

         3. Except as indicated herein, the Rights Agreement remains unmodified and in full force and effect.





         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        GUILFORD MILLS, INC.

                                        By:  /s/ Terrence E. Geremski
                                        ------------------------------
                                        Name:  Terrence E. Geremski
(Corporate Seal)                        Title:  Executive Vice President & CFO



                                        AMERICAN STOCK TRANSFER
                                        & TRUST COMPANY

                                        By:  /s/ Herbert J. Lemmer
                                        --------------------------
                                        Name:  Herbert J. Lemmer
(Corporate Seal)                        Title:  Vice President